UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014 (September 24, 2014)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	001-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

A.	Amendment of Note Purchase Agreement Dated May 15, 2008 (“2008 NPA”)

On September 24, 2014, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of New Jersey Resources Corporation (the “Company”), entered into the First Amendment to the 2008 NPA dated as of May 15, 2008, between NJNG and each of the holders of the $125,000,000 5.60% Senior Notes due May 15, 2018 (the “First Amendment”). The 2008 NPA was amended to permit the replacement of the Indenture of Mortgage and Deed of Trust dated April 1, 1952, (“Old Mortgage Indenture”) between NJNG and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Harris Trust and Savings Bank), as Trustee (the “Former Trustee”) with the New Mortgage Indenture (as described below in Part B. of this Item). The First Amendment was effective as of September 24, 2014. A copy of the First Amendment is included herewith as Exhibit 99.1.

B.	Amendment and Restatement of First Mortgage Indenture

On September 24, 2014, NJNG and U.S. Bank National Association, as Trustee, entered into the Thirty-Sixth Supplemental Indenture (“36th Supplemental Indenture”), dated as of September 1, 2014 to the Old Mortgage Indenture. The 36th Supplemental Indenture amends and restates the Old Mortgage Indenture in its entirety and names U.S. Bank National Association, as Trustee (the “Trustee”), by virtue of an Omnibus Agreement dated as of September 24, 2014, by and among the Former Trustee, U.S. Bank National Association, the holders of more than 66-2/3% in aggregate principal amount of the outstanding bonds under the Old Mortgage Indenture, the collateral agents for the holders of certain of NJNG’s senior notes, the owner of the EDA Bonds (as described below in Part C. of this Item) and the EDA Bond Trustee (as described below in Part C. of this Item).

The Amended and Restated Indenture of Mortgage dated as of September 1, 2014 (“New Mortgage Indenture”), secures all of the outstanding First Mortgage Bonds (“FMBs”) issued under the Old Mortgage Indenture. The New Mortgage Indenture provides a direct first mortgage lien upon substantially all of the operating properties and franchises of NJNG (other than excepted property, such as cash on hand, choses-in-action, securities, rent, natural gas meters and certain materials, supplies, appliances and vehicles), subject only to certain permitted encumbrances. The New Mortgage Indenture contains provisions subjecting after-acquired property (other than excepted property and subject to pre-existing liens, if any, at the time of acquisition) to the lien thereof.

The New Mortgage Indenture provides that additional FMBs may be issued, subject to the provisions of the New Mortgage Indenture, in principal amounts equal to (1) 70 percent of the Net Amount of Property Additions (as defined in the New Mortgage Indenture and described below); (2) the amount of cash deposited with the Trustee for the purpose of obtaining the authentication of such additional FMBs; or (3) the aggregate principal amount of FMBs delivered to the Trustee by NJNG or otherwise to be retired, and which have not previously been used by NJNG for any purpose under the New Mortgage Indenture.

The New Mortgage Indenture permits the release of mortgaged property upon compliance with certain conditions. One alternative basis for the release of mortgaged property is if the value of the Trust Estate (as defined in the New Mortgage Indenture) exceeds ten-sevenths (10/7) of the outstanding principal amount of the FMBs. This ability to release mortgaged property is subject to the release not materially adversely affecting NJNG’s business nor impairing the security of the FMBs.

Events of Default, as defined in the New Mortgage Indenture, consist mainly of (1) failure for 30 days to pay interest when due; (2) failure to pay principal or premium when due and payable; (3) failure to make sinking fund payments when due; (4) failure to comply with any other covenants of the New Mortgage Indenture after 30 days’ written notice from the Trustee; (5) failure to pay or provide for judgments in excess of $30,000,000 in aggregate amount within 60 days of the entry thereof; or (6) certain events which are or could be the basis of a bankruptcy, reorganization, insolvency or receivership proceeding. Upon the occurrence and continuance of such an Event of Default, the New Mortgage Indenture, subject to any provisions of law applicable thereto, provides that the Trustee may take possession and conduct the business of the NJNG, may sell the trust estate, or proceed to foreclose the lien of the New Mortgage Indenture. The interest rate on defaulted principal and interest, to the extent permitted by law, on the FMBs issued under the New Mortgage Indenture is the rate stated in the applicable supplement or if no such rate is stated, six percent per annum.

The above description of the 36th Supplemental Indenture and the New Mortgage Indenture is not complete and is qualified in its entirety by reference to the 36th Supplemental Indenture and the New Mortgage Indenture, a copy of each of which is filed herewith as Exhibit 99.2 and Exhibit 99.3, respectively. NJNG and its affiliates regularly engage U.S. Bank National Association and its affiliates to provide other banking services. All of these engagements are negotiated at arm’s length.

C.	$97,045,000 New Jersey Economic Development Authority Natural Gas Facilities Refunding Revenue Bonds, Series 2011A-C (New Jersey Natural Gas Company Project)

On September 24, 2014, NJNG completed a change in interest rate mode for a total of $97,045,000 principal amount of Natural Gas Facilities Refunding Revenue Bonds Series 2011A-C (New Jersey Natural Gas Company Project) (“EDA Bonds”) issued by the New Jersey Economic Development Authority (“NJEDA”). In connection with the change in interest rate mode, NJNG entered into a Continuing Covenant Agreement dated as of September 24, 2014 (the “CCA”) with Wells Fargo Municipal Capital Strategies, LLC (the “Purchaser”), pursuant to which the Purchaser agreed to buy the EDA Bonds. The EDA Bonds are special, limited obligations of the NJEDA payable solely from payments made by NJNG pursuant to a Loan Agreement dated as of August 1, 2011, between the NJEDA and NJNG (the “Loan Agreement”), and are secured by the pledge of $97,045,000 principal amount FMBs issued by NJNG and secured under the New Mortgage Indenture. The EDA Bonds were issued pursuant to an Indenture between the NJEDA and U.S. Bank National Association, as Trustee (“EDA Bond Trustee”), which was amended and restated effective September 1, 2014, to accommodate a new variable rate mode. Each series of EDA Bonds is expected to accrue interest for five years at a variable rate determined monthly, which rate is initially calculated as 0.55% plus 70% of one month LIBOR, subject to earlier redemption or conversion to another interest rate mode. The maximum interest rate on the EDA Bonds is 12% per annum. NJNG’s obligations under the Loan Agreement (and its corresponding obligations under the FMBs) match the respective principal amounts, interest rates and maturity dates of the EDA Bonds. The EDA Bonds are not subject to optional tender while they bear interest at a LIBOR index rate.

The CCA also contains representations, warranties, covenants and defaults consistent with those contained in similar financing documents of NJNG, including but not limited to: (a) a maximum leverage ratio (consolidated total indebtedness to consolidated total capitalization as defined in the CCA), of not more than 0.65 to 1.00 at any time; (b) limitations on liens and incurrence of debt, investments, and mergers and asset dispositions, and the use of the proceeds of the CCA; (c) requirements to preserve corporate existence, and comply with laws; and (d) default provisions, including defaults for non-payment, defaults for breach of representations and warranties, defaults for insolvency, defaults for non-performance of covenants, cross-defaults and guarantor defaults.

As a result of the change in the interest rate mode on the EDA Bonds from a daily rate, on September 26, 2014, NJNG terminated the $100,000,000 four-year credit facility with JPMorgan Chase Bank, N.A., dated August 29, 2011, which had previously provided additional liquidity for its obligations under the Loan Agreement.

The above description of the CCA is not complete and is qualified in its entirety by reference to the entire CCA, a copy of which is filed herewith as Exhibit 99.4. NJNG and its affiliates regularly engage affiliates of the Purchaser to provide other banking services. All of these engagements are negotiated at arm’s length.

Item 1.02	Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not applicable.

(b)	Pro Forma Financial Information.	Not applicable.

(c)	Exhibits

Exhibit Number	Description

99.1	First Amendment to the Note Purchase Agreement, dated as of September 1, 2014

99.2	36th Supplemental Indenture dated as of September 1, 2014, between NJNG and U.S. Bank National Association, as Trustee

99.3	Amended and Restated Indenture of Mortgage dated as of September 1, 2014, between NJNG and U.S. Bank National Association, as Trustee

99.4	Continuing Covenant Agreement between NJNG and Wells Fargo Municipal Capital Strategies, LLC, dated September 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 30, 2014

	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood Executive Vice President and Chief Financial Officer